As filed with the Securities and Exchange Commission on October 13, 2017
Registration No. 333—
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-4744124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
201 Santa Monica Boulevard, Suite 500 Santa Monica, CA 90401 (424) 252-4756
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Roger Crystal Chief Executive Officer Opiant Pharmaceuticals, Inc. 201 Santa Monica Blvd. Suite 500 Santa Monica, CA 90401 (310) 598-5410
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David C. Schwartz, Esq. DLA Piper LLP (US) 51 John F. Kennedy Parkway Suite 120 Short Hills, NJ 07078 (973) 520-2550
Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ⁬☐
⁬If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⁬☒

⁬If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁬☐

⁬If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁬☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ⁬☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ⁬☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

⁬Large Accelerated filer ⁬☐     ⁬Accelerated filer ⁬☐
Non-accelerated filer ⁬☐   (Do not check if smaller reporting company) ⁬Smaller reporting company ⁬☒
     ⁬ Emerging growth company ⁬☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section7(a)(2)(B) of the Securities Act. ⁬☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share
Warrants
Total(4)	$150,000,000		$150,000,000	$18,675

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate (a) number of shares of common stock and (b) number of warrants to purchase common stock. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of the warrants from time to time by the registrant. Any securities registered hereunder may be sold separately. Separate consideration may or may not be received for any shares of common stock so issued upon conversion, exchange or redemption of the warrants. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder shall also include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum per share and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.

(4)
The proposed maximum offering price will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:
•a base prospectus, which covers the offering, issuance and sale by us of up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and
•a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co., dated October 13, 2017 (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The $25,000,000 of Common Stock that may be offered, issued and sold under the Sales Agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $25,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed or supplemented. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale of the securities is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 13, 2017
OPIANT PHARMACEUTICALS, INC.

$150,000,000

Common Stock
Warrants
Opiant Pharmaceuticals, Inc., a Delaware corporation (“Opiant”), may offer and sell from time to time, in one or more series or issuances and on terms that Opiant will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,0000.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of any offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to institutional purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 16 of this prospectus.
Our common stock, $0.001 par value per share (“Common Stock”), is listed on the Nasdaq Capital Market under the symbol “OPNT.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on October 12, 2017 was $36.11 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Common Stock on any securities exchange.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement before investing in any securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2017

.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control..
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities. This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
You should only rely on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized any dealer, salesman or other person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should carefully read this entire prospectus, the applicable prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THE COMPANY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Opiant,” “the Company” and “our” refer to Opiant Pharmaceuticals, Inc., a Delaware corporation.
Overview
We are a specialty pharmaceutical company which develops pharmacological treatments for substance use, addictive and eating disorders. Our strategy is to develop pharmacological treatments for substance use, addictive, and eating disorders based on our expertise using opioid antagonists. We have developed a treatment for reversing opioid overdoses in collaboration with the National Institute on Drug Abuse (NIDA), part of the National Institutes of Health (NIH). This treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray (“NARCAN®”), was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015, and is marketed by Adapt Pharma Operations Limited, a wholly owned subsidiary of Adapt Pharma Limited, an Ireland-based pharmaceutical company.
We have not consistently attained profitable operations and have historically depended upon obtaining sufficient financing to fund our operations. We anticipate that if revenues are not sufficient, then additional funding will be required in the form of debt financing and/or equity financing from the sale of our Common Stock, $0.001 par value per share (the “Common Stock”), and/or financings from the sale of interests in our prospective products and/or royalty transactions. However, we may not be able to generate sufficient revenues or raise sufficient funding to fund our operations.
We developed NARCAN®, a treatment to reverse opioid overdoses, which was conceived, licensed, developed, approved by the FDA, and commercialized in less than three years. We plan to replicate this relatively low cost, successful business strategy primarily through developing nasal opioid antagonists in the field of developing pharmacological treatments for substance use, addictive, and eating disorders. We also plans to identify and progress drug development opportunities with potentially larger markets, potentially larger addressable patient populations, and greater revenue potential. In addition, we plan to invest in long-term development opportunities by identifying early stage product candidates with novel modes of action.
Our current pipeline of product candidates includes a treatment for Bulimia Nervosa, a treatment for Binge Eating Disorder, a treatment for Alcohol Use Disorder and a heroin vaccine. We are also focused on other treatment opportunities.
Corporate Information
We were incorporated in the State of Nevada on June 21, 2005 as Madrona Ventures, Inc. and on September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. On January 28, 2016, we again changed our name to Opiant Pharmaceuticals, Inc. On October 2, 2017, we changed our state of incorporation from the State of Nevada to the State of Delaware pursuant to an Agreement and Plan of Merger, dated October 2, 2017, wherby we merged with and into our recently formed, wholly-owned Delaware subsidiary (the “Reincorporation Merger”). The merger and the Agreement and Plan of Merger were approved by our Board of Directors (the “Board”) and stockholders representing a majority of our outstanding common stock, par value $0.001 per share (the “Common Stock”). The Company’s fiscal year end is July 31.
Our principal executive offices are located at 201 Santa Monica Blvd., Suite 500, Santa Monica, CA 90401. Our telephone number is (310) 598-5410. We maintain a website at www.opiant.com where general information about us is available. Our website, and the information contained therein, is not a part of this prospectus.

Description of the Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular amounts, prices and other terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
In this prospectus, we refer to the Common Stock and warrants, or any combination of Common Stock and warrants, to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $150,000,000.
This prospectus may not be used by us to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2017 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “continue,” “should,” “would,” “will,” and similar expressions and variations thereof. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.
You should be aware that this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain forward-looking statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, product candidates, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. We believe it is prudent to have an effective shelf registration statement on file with the SEC to preserve the flexibility to raise capital if and when needed.

DESCRIPTION OF CAPITAL STOCK
The following description of our Common Stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our Common Stock, please refer to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws, as may be amended from time to time, and which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (the “DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future Common Stock that we may offer, we will describe the particular terms of the Common Stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.
Common Stock
Under our Certificate of Incorporation, we have the authority to issue 200,000,000 shares of our Common Stock. As of October 10, 2017, there were 2,037,888 shares of Common Stock issued and outstanding. When we issue shares of our Common Stock under this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.
Voting. For all matters submitted to a vote of stockholders, each holder of our Common Stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our Certificate of Incorporation that affect the rights of stockholders, holders of our Common Stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director. As such, the holders of more than 50% of the outstanding shares of Common Stock, in a vote for the election of directors, may elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares of Common Stock will not be able to elect any of the Company’s directors.
Dividends. The holders of shares of our Common Stock are entitled to receive dividends, including dividends of our stock, as and when declared by our Board, subject to any limitations under the DGCL. We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our Board deems relevant.
Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our Common Stock will be entitled to share ratably in all assets that remain.
Other Rights and Restrictions. All shares of our Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of our Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.
Listing. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “OPNT.”
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is VStock Transfer, LLC (“VStock”), 18 Lafayette Place, Woodmere, New York 11598. VStock’s telephone number is (212) 828-8436.

Certain Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved Common Stock may enable our Board to issue shares to persons friendly to current management, thereby protecting the continuity of our management.

Delaware Law and Certificate of Incorporation and Bylaws Provisions
Board of Directors. Our Bylaws provide that:

•
any directors, or the entire Board, may be removed from office at any time, but only with cause, by the affirmative vote of at least seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present; and

•
vacancies in the Board resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

These provisions could discourage, delay or prevent a change in control of our Company or an acquisition of our Company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our Board.
Stockholder Action; Special Meeting of Stockholders. Our Bylaws also provide that:

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting;

•	special meetings of stockholders may be called only by our Board, the Chairman of the Board or the Chief Executive Officer; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.
These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our Common Stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.
Indemnification. Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by, and in accordance with the provisions of, the DGCL, indemnify each of our directors or officers or employees against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of ours, or is or was serving at the request of us as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified us as authorized therein.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our Common Stock. Warrants may be issued independently or together with our Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, reflecting the particular terms and provisions of a series of offered warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The following briefly summarizes the material provisions of the warrant agreements and the warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series, which description may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant. You can obtain a copy of any form of warrant agreement when it has been filed with the SEC or by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” or by contacting the applicable warrant agent.
As of October 10, 2017, there were 768,800 shares of Common Stock underlying outstanding warrants which expire between December 31, 2017 and December 15, 2024. Each of these warrants entitles the holder to purchase Common Stock at prices ranging between $8 and $15 per share of Common Stock. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassification and consolidations.
Warrants
The prospectus supplement relating to a particular series of warrants to purchase our Common Stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•	the dates on which the right to exercise the warrants shall commence and expire;

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whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants will be issued in global or non-global form;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants.
No Limit on Issuance of Warrants
The warrant agreements will not limit the number of warrants or other securities that we may issue, except for the limitation of the number of shares authorized underlying such warrants.
Modifications
We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.
We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:
•reduce the amount receivable upon exercise, cancellation or expiration;
•shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.
The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.
Warrant Agreements Will Not Be Qualified under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising or related to the warrants or the warrant agreements, will be governed by and constructed in accordance with the laws of the State of Delaware.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and not assume any obligations or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder a a warrant may, without the consent of the applicable warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise their warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Subject to applicable law, only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
A global security may be terminated in certain situations as described under “-Special Situations When A Global Security Will Be Terminated,” or we may issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Subject to applicable law, our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
In general, a global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will be an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated or applicable laws require otherwise. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:

•
unless applicable laws provide otherwise, an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; and

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	a combination of these pricing methods.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of NASDAQ or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.
Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, dealers and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities and to reimburse those persons for certain expenses. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business for which they receive compensation.
All securities we offer, other than our Common Stock, will be new issues of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the securities on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the shares of Common Stock offered hereby will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of the Company as of and for the years ended July 31, 2017 and July 31, 2016, appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2017, have been audited by MaloneBailey, LLP, the Company’s independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly current and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our website, www.opiant.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them under Commission File No. 000-31719, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

•our Annual Report on Form 10-K for the fiscal year ended, filed with the SEC on October 13, 2017, in which there is set forth the audited financial statements for our fiscal year ended July 31, 2017;

•our proxy statement for our annual meeting of stockholders, filed with the SEC on July 27, 2017;

•our current reports on Form 8-K, filed with the SEC on August 10, 2017, August 28, 2017, August 29, 2017, September 5, 2017, September 5, 2017, September 11, 2017, September 11, 2017, September 14, 2017 and October 6, 2017;

•our description of our Common Stock contained in the Registration Statement on Form 8-A12B filed with the SEC on August 25, 2017; and

•all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this registration statement and prior to the effectiveness of the registration statement.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the registration statement that contains this prospectus and prior to effectiveness of the registration statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or calling us at:
Opiant Pharmaceuticals, Inc.
201 Santa Monica Boulevard, Suite 500
Santa Monica, CA 90401
Attn: Chief Financial Officer
(310) 598-5410
You may also access the documents incorporated by reference in this prospectus through our website at www.opiant.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

$150,000,000
Opiant Pharmaceuticals, Inc.
Common Stock
Warrants

$150,000,000
Opiant Pharmaceuticals, Inc.
Common Stock
Warrants

The information in this preliminary prospectus is not complete and may be changed or supplemented. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale of the securities is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 13, 2017

OPIANT PHARMACEUTICALS, INC.
Up to $25,000,000
Common Stock
We have entered into a Controlled Equity OfferingSM Sales Agreement (“Sales Agreement”), with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock, $0.001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald, acting as agent.
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “OPNT.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on October 12, 2017 was $36.11 per share.
Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor Fitzgerald is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cantor Fitzgerald for sales of Common Stock sold pursuant to the Sales Agreement will be at fixed commission rate of 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement before investing in any securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the base prospectus, the documents incorporated by reference into this prospectus and the base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the base prospectus, the documents incorporated by reference into this prospectus and the base prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information" and "Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THE COMPANY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus, the corresponding base prospectus, and any free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Opiant,” “the Company” and “our” refer to Opiant Pharmaceuticals, Inc., a Delaware corporation.
Overview
We are a specialty pharmaceutical company which develops pharmacological treatments for substance use, addictive and eating disorders. Our strategy is to develop pharmacological treatments for substance use, addictive, and eating disorders based on our expertise using opioid antagonists. We have developed a treatment for reversing opioid overdoses in collaboration with the National Institute on Drug Abuse (NIDA), part of the National Institutes of Health (NIH). This treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray (“NARCAN®”), was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015, and is marketed by Adapt Pharma Operations Limited, a wholly owned subsidiary of Adapt Pharma Limited, an Ireland-based pharmaceutical company.
We have not consistently attained profitable operations and have historically depended upon obtaining sufficient financing to fund our operations. We anticipate that if revenues are not sufficient, then additional funding will be required in the form of debt financing and/or equity financing from the sale of our common stock, $0.001 par value per share (the “Common Stock”), and/or financings from the sale of interests in our prospective products and/or royalty transactions. However, we may not be able to generate sufficient revenues or raise sufficient funding to fund our operations.
We developed NARCAN®, a treatment to reverse opioid overdoses, which was conceived, licensed, developed, approved by the FDA, and commercialized in less than three years. We plan to replicate this relatively low cost, successful business strategy primarily through developing nasal opioid antagonists in the field of developing pharmacological treatments for substance use, addictive, and eating disorders. We also plans to identify and progress drug development opportunities with potentially larger markets, potentially larger addressable patient populations, and greater revenue potential. In addition, we plan to invest in long-term development opportunities by identifying early stage product candidates with novel modes of action.
Our current pipeline of product candidates includes a treatment for Bulimia Nervosa, a treatment for Binge Eating Disorder, a treatment for Alcohol Use Disorder and a heroin vaccine. We are also focused on other treatment opportunities.
Corporate Information
We were incorporated in the State of Nevada on June 21, 2005 as Madrona Ventures, Inc. and on September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. On January 28, 2016, we again changed our name to Opiant Pharmaceuticals, Inc. On October 2, 2017, we changed our state of incorporation from the State of Nevada to the State of Delaware pursuant to an Agreement and Plan of Merger, dated October 2, 2017, wherby we merged with and into our recently formed, wholly-owned Delaware subsidiary (the “Reincorporation Merger”). The merger and the Agreement and Plan of Merger were approved by our Board of Directors (the “Board”) and stockholders representing a majority of our outstanding common stock, par value $0.001 per share (the “Common Stock”). The Company’s fiscal year end is July 31.
Our principal executive offices are located at 201 Santa Monica Blvd., Suite 500, Santa Monica, CA 90401. Our telephone number is (310) 598-5410. We maintain a website at www.opiant.com where general information about us is available. Our website, and the information contained therein, is not a part of this prospectus.

THE OFFERING

Common Stock offered by us
Shares of our Common Stock having an aggregate offering price of up to $25 million. Up to 692,329 shares, assuming sales at a price of $36.11 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 12, 2017. The actual number of shares issued will vary depending on the sales price under this offering.

Common Stock outstanding after this offering
Up to 2,718,937 shares, assuming 2,026,608 shares outstanding as of July 31, 2017, and excludes as of such date:
        * 3,770,000 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans, at a weighted average exercise price of $8.13.
        * 768,800 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average price of $12.50 per share

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page 68.

Use of Proceeds
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, product candidates, technologies or businesses. See “Use of Proceeds” on page 34 of this prospectus.

Risk Factors
Investing in our Common Stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 30 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our Common Stock.

Nasdaq Capital Market symbol	“OPNT”

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the other information by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2017 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.
Risks Associated with our Securities and this Offering
The price of our common stock has been highly volatile due to factors that will continue to affect the price of our stock.

Our Common Stock closed as high as $24.40 and as low as $5.35 per share between January 1, 2016 and August 28, 2017 on the OTCQB. On October 2, 2017 we changed our state of incorporation from the State of Nevada to the State of Delaware pursuant to an Agreement and Plan of Merger, dated October 2, 2017, whereby we merged with and into our recently formed, wholly-owned Delaware subsidiary. On August 24, 2017, we received approval for up-listing to the Nasdaq Capital Market and our Common Stock began trading on the Nasdaq Capital Market on August 29, 2017. Our Common Stock closed as high as $50.50 and as low as $24.12 per share between August 29, 2017 and October 13, 2017. On October 12, 2017 the closing price of our Common Stock, as reported on the Nasdaq Capital Market was $36.11. Historically, the over-the-counter markets for securities such as our Common Stock have experienced extreme price fluctuations. Some of the factors leading to this volatility include, but are not limited to:

•	fluctuations in our operating results;

•	announcements of product releases by us or our competitors;

•	announcements of acquisitions and/or partnerships by us or our competitors; and

•	general market conditions.

Although shares of our Common Stock currently trade on the Nasdaq Capital Market under the symbol “OPNT”, there is no assurance that our stock will not continue to be volatile while listed on the Nasdaq Capital Market in the future.

Certain of our executive officers and directors control the direction of our business by means of a significant collective ownership of our Common Stock. The concentrated beneficial ownership of our Common Stock may prevent other stockholders from influencing significant corporate decisions.

Dr. Roger Crystal, our Chief Executive Officer and a director, Kevin Pollack, a former director, our former Chief Financial Officer, Treasurer and Secretary, David D. O’Toole, our Chief Financial Officer, Treasurer and Secretary, Dr. Michael Sinclair, our Executive Chairman and Chairman of the Board, Geoffrey Wolf, a director, Ann MacDougall, a director, Thomas T. Thomas, a director, and Dr. Gabrielle Silver, a director, collectively beneficially own approximately 68.22% of our outstanding Common Stock as of October 12, 2017. As a result, such executive officers and directors effectively control the Company and have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors, amendments to our Certificate of Incorporation, and any proposed merger, consolidation or sale of all or substantially all our assets and other corporate transactions. This concentration of ownership could be disadvantageous to other stockholders with differing interests from such executive officers and directors.

Anti-takeover provisions in our charter documents and under Delaware law could prevent or delay transactions that our stockholders may favor and may prevent stockholders from changing the direction of our business or management.
After giving effect to our merger into our wholly-owned Delaware subsidiary, provisions of our Certificate of Incorporation, as amended and restated, and Bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares, and may also frustrate or prevent any attempt by stockholders to change our direction or management. For example, these provisions:

•	prohibit stockholder action by written consent;

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

•	establish a staggered board of directors such that all members of the Board are not elected at one time;

•	allow only the Board to fill any vacancy in the Board by reason of death, resignation or otherwise, or if the number of directors shall be increased; and

•	require a vote of a majority of the shares of our outstanding stock entitled to vote at an election of directors to remove a director.

Compliance with changing corporate governance and public disclosure regulations may result in additional expense.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and any new SEC regulations will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expense and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our common stock is thinly traded on the Nasdaq Capital Market, and no assurances can be made about stock performance, liquidity, or maintenance of our Nasdaq listing.

Historically, our Common Stock was quoted on the OTCQB, which provided significantly less liquidity than a securities exchange (such as the New York Stock Exchange or the Nasdaq Stock Market). On August 24, 2017, our Common Stock was approved for trading on the Nasdaq Capital Market. Beginning on August 29, 2017, our Common Stock began trading on the Nasdaq Capital Market under the symbol “OPNT.” Although currently listed on the Nasdaq Capital Market, there can be no assurance that we will continue to meet the Nasdaq Capital Market’s minimum listing requirements or that of any other national exchange. In addition, there can be no assurances that a liquid market will be created for our Common Stock. If we are unable to maintain listing on the Nasdaq Capital Market or if a liquid market for our Common Stock does not develop, our common stock may remain thinly traded.

Our use of the offering proceeds may not yield a favorable return on your investment.

We currently anticipate that the net proceeds from this offering will be used primarily to fund clinical studies, to develop our products and for general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade or government, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        The public offering price of our Common Stock is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of our Common Stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming the sale of $25 million of our Common Stock in this offering, based on the assumed public offering price of $36.11 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 12, 2017, and net tangible book value per share of our common stock of $2.14 as of July 31, 2017, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $25.66 per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See "Dilution" for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

FORWARD LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “continue,” “should,” “would,” “will,” and similar expressions and variations thereof. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.
You should be aware that this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain forward-looking statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $25 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing.
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, product candidates, technologies or businesses. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering.

The net tangible book value of our Common Stock as of July 31, 2017 was approximately $4.3 million, or approximately $2.14 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our Common Stock outstanding.

After giving effect to the sale of $25 million of Common Stock in this offering at an assumed public offering price of $36.11 per share (the last reported sale price of our Common Stock on the Nasdaq Capital Market on October 12, 2017), and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2017 would have been approximately $28.4 million, or approximately $10.45 per share. This represents an immediate increase in net tangible book value of approximately $8.31 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $25.66 per share to investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$36.11

Net tangible book value per share as of July 31, 2017	$2.14

Increase in net tangible book value per share after this offering	$8.31

As adjusted net tangible book value per share as of July 31, 2017, after giving effect to this offering		$10.45

Dilution per share to investors participating in this offering		$25.66

The table above assumes for illustrative purposes that an aggregate of 692,329 shares of our Common Stock are sold at a price of $36.11 per share, the last reported sales price of our Common Stock on the Nasdaq Capital Market on October 12, 2017, for aggregate gross proceeds of approximately $25 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 2,026,608 shares outstanding as of July 31, 2017, and excludes as of such date:
•3,770,000 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans, at a weighted average exercise price of $8.13.
•768,800 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average price of $12.50 per share.
To the extent that any of these outstanding options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders

PLAN OF DISTRIBUTION
We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald under which we may issue and sell shares of our Common Stock having an aggregate gross sales price of up to $25.0 million from time to time through Cantor Fitzgerald acting as agent. The Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of Common Stock upon notice and subject to other conditions.
We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our Common Stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $50,000.
Settlement for sales of Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Common Stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.
The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor Fitzgerald and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus in violation of Regulation M.
This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS
The validity of the shares of Common Stock offered hereby will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The financial statements of the Company as of and for the years ended July 31, 2017 and July 31, 2016, appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2017, have been audited by MaloneBailey, LLP, the Company’s independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly current and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our website, www.opiant.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them under Commission File No. 000-31719, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

•	our Annual Report on Form 10-K for the fiscal year ended, filed with the SEC on October 13, 2017, in which there is set forth the audited financial statements for our fiscal year ended July 31, 2017;

•	our proxy statement for our annual meeting of stockholders, filed with the SEC on July 27, 2017;

•
our current reports on Form 8-K, filed with the SEC on August 10, 2017, August 28, 2017, August 29, 2017, September 5, 2017, September 5, 2017, September 11, 2017, September 11, 2017, September 14, 2017 and October 6, 2017;

•	our description of our Common Stock contained in the Registration Statement on Form 8-A12B filed with the SEC on August 25, 2017; and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this registration statement and prior to the effectiveness of the registration statement.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the registration statement that contains this prospectus and prior to effectiveness of the registration statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or calling us at:
Opiant Pharmaceuticals, Inc.
201 Santa Monica Boulevard, Suite 500
Santa Monica, CA 90401
Attn: Chief Financial Officer
(310) 598-5410
You may also access the documents incorporated by reference in this prospectus through our website at www.opiant.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

Up to $25,000,000
Common Stock

PROSPECTUS

, 2017

II-1

Part II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All of the amounts shown are estiamtes except the Securities and Exchange Commission (“SEC”) registration fee and the FINRA filing fee.

SEC registration fee	$18,675
FINRA filing fee	$23,000
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving	*
Fees and expenses of the transfer agent or trustee	*
Miscellaneous	*
Total	$41,675

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Our directors and officers are indemnified as provided by the Delaware General Corporation Law, our certificate of incorporation, as amended and restated, and our bylaws, as may be amended from time to time. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors and certain of our executive officers to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
We also maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16. Exhibits
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits, which exhibit index is incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the

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following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Exhibit Index

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
1.2*	Controlled Equity OfferingSM Sales Agreement, dated October 13, 2017 by and between Opiant Pharmaceuticals, Inc. and Cantor & Fitzgerald & Co.
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 6, 2017).
4.2**	Form of Warrant
4.2**	Form of Warrant Agreement.
5.1*	Opinion of DLA Piper LLP (US) relating to base prospectus.
5.2*	Opinion of DLA Piper LLP (US) relating to the sales agreement prospectus.
23.1*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page to this Registration Statement on Form S-3).

*	Filed herewith.

**
To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on October 13, 2017
OPIANT PHARMACEUTICALS, INC.
By:    /s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Roger Crystal and David O’Toole, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full power of substitution and resubstitution, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this (including post-effective amendments) registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Capacity	Date

/s/ Dr. Roger Crystal	Chief Executive Officer and Director	October 13, 2017
Dr. Roger Crystal	(Principal Executive Officer)

/s/ David O’Toole	Chief Financial Officer	October 13, 2017
David O’Toole	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Michael Sinclair	Executive Chairman and Director	October 13, 2017
Dr. Michael Sinclair

/s/ Geoffrey Wolf	Director	October 13, 2017
Geoffrey Wolf

/s/ Ann L. MacDougall	Director	October 13, 2017
Ann L. MacDougall

/s/ Dr. Gabrielle Silver	Director	October 13, 2017
Dr. Gabrielle Silver /s/ Thomas T. Thomas	Director	October 13, 2017
Thomas T. Thomas

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